CONCREIT

Concreit

Bringing commercial real estate investing to the masses.

Unlock Invested / Current Stage:
Pre-Seed* / Pre-Seed
Sector: **Real Estate/Fintech**
Location: **Seattle, WA**
CEO: **Sean Hsieh**

*We have Founder's shares so our investment precedes the Pre-seed round.

Recent Highlights:

- Team is at 6 people
- Completed a $950k pre-seed round
- Started Regulatory work to create commercial real estate investment offering
- Started mobile investment application development for a native application that can be used on both iOS and Android
- Private Beta Waitlist referral engine has been deployed and is collecting emails
- Media coverage from Geekwire

Asks:

Please help us through the private beta phase. All UnlockVP LPs have been invited to help us beta test this. We really could use your feedback during this time.

We just launched a new website with over 2k waitlist members and growing faster each week. RegD offering for the initiation of the fund, starting the RegA+ offering. App is in review with both platform stores. Play store should be approved and then the App store will be following suit shortly after.

To test out the beta phase, please refer to flyer below or go to **concreit.com/beta.**

CONCREIT

Unlock LPs,

We need your help unlocking the future of investing!

Please join our beta!

Rewrite the rules for **CRE:**

OPEN TO ALL INVESTORS
INITIALLY TO U.S. ACCREDITED INVESTORS DURING BETA

TRANSPARENT & TRUSTWORTHY

HARNESS THE EXPERTS

Simple access & better investments for all.

The world's first commercial real estate investing app designed for the everyday investor.



CONCREIT
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Overview
Performance
Sponsor
An ultra-luxury hotel on Lake Washington at Seattle's Southport near Sea-Tac Airport offers free Wi-Fi, large fitness center, day spa and indoor pool on Lake Washington.
$11,200.57
Investment Balance
INVEST NOW
REDEEM
INSTANT INVEST BONUS!
$1000 remaining
Portfolio Investments
J.S. invested $500
Like
Comment
ONE TIME
500

TARGETED
5%
ANNUAL PREFERRED RETURN

BONUS POOL

10% PROFIT SPLIT

FULLY LIQUID
AFTER INITIAL 1 YR LOCK-UP*

Private real estate fund hosted by a groundbreaking platform.

Targeting 50x more than your average savings account.

Tap into cash flow from buildings & returns from CRE lending.

Stay connected daily to your CRE portfolio on the go.

Offering	RegD 506(c)
Minimum	$500 minimum
Distribution Frequency	Monthly After Initial 1Yr Lock Up

Full offering memorandum and subscription agreement are offered at the link below.

* subject to available funds

We need your feedback on our application & investment experience before our public launch.

Get started at
CONCREIT.COM/BETA